Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate April 30, 2020	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2020 fiscal year and for the six months ended March 31, 2020.

FISCAL 2020 SECOND QUARTER SUMMARY

•
GAAP net loss of $106.1 million, or $1.23 per share, compared to GAAP net income of $90.6 million, or $1.04 per share, in the prior year, which includes a $129.3 million after-tax impairment of oil and gas properties and a $56.8 million deferred tax valuation allowance described in further detail in this release

•	Adjusted operating results of $84.2 million, or $0.97 per share, compared to $92.9 million, or $1.07 per share, in the prior year (see non-GAAP reconciliation on page 2)

•	Adjusted EBITDA of $231.1 million, an increase of $5.3 million from $225.8 million in the prior year (non-GAAP reconciliation on page 24)

•
E&P segment net production of 59.8 Bcfe, an increase of 11 Bcfe, or 23% from the prior year, including the impact of approximately 2.7 Bcf of curtailments due to sustained low natural gas prices in Appalachia

•	Average natural gas prices, after the impact of hedging, of $2.12 per Mcf, down $0.46 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $58.23 per Bbl, down $2.78 per Bbl from the prior year

•	Gathering revenues of $35.3 million, an increase of $5.9 million, or 20%, on higher throughput from the E&P segment

•
Pipeline & Storage revenues of $79.2 million, an increase of $6.9 million, or 10%, from the prior year, largely driven by the successful resolution of a National Fuel Gas Supply Corporation rate proceeding

•	Reducing fiscal 2020 consolidated capital expenditure guidance to a range of $680 to $740 million, a decrease of $30 million from the midpoint of the Company's previous guidance range

MANAGEMENT COMMENTS ON COMPANY’S COVID-19 RESPONSE

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “As we confront the challenges of the COVID-19 pandemic, I am proud to say that National Fuel has continued to safely and reliably provide natural gas service to our over 743,000 utility customers in western New York and northwestern Pennsylvania, operate our extensive network of transportation, compression and gathering infrastructure, and produce essential natural gas supplies.

The continuity of our operations is a direct result of the dedication and hard work of our over 2,000 employees. During this unprecedented situation, National Fuel has remained committed to our workforce - the bedrock of our Company - and has not instituted any furloughs or workforce reductions. With a large portion of our employees now working remotely, we have implemented a number of initiatives to provide the flexibility needed to address this new normal, including additional paid time off to address child care needs, and encouraging the use of alternative work schedules.

With respect to our in-field workforce and customer service representatives, all of whom provide essential services to our communities each and every day, we have adopted appropriate social distancing measures and have provided necessary personal protective equipment in line with directives from federal, state, and local agencies. As this public health crisis evolves, the health and well-being of our employees and our communities will remain our number one priority, and National Fuel will continue to monitor developments affecting our stakeholders in order to take appropriate steps to mitigate the impacts of the COVID-19 virus.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$(106,068)	$90,595	$(19,477)	$193,256
Items impacting comparability:
Impairment of oil and gas properties (E&P)	177,761	—	177,761	—
Tax impact of impairment of oil and gas properties	(48,503)	—	(48,503)	—
Deferred tax valuation allowance	56,770	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	6,742	—	237
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	(1,416)	—	(50)
Unrealized (gain) loss on other investments (Corporate / All Other)	5,414	(3,831)	6,433	2,516
Tax impact of unrealized (gain) loss on other investments	(1,137)	805	(1,351)	(528)
Adjusted Operating Results	$84,237	$92,895	$171,633	$190,431

Reported GAAP Earnings Per Share	$(1.23)	$1.04	$(0.23)	$2.23
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	1.49	—	1.49	—
Deferred tax valuation allowance	0.66	—	0.66	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	0.06	—	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.05	(0.03)	0.06	0.02
Rounding	—	—	—	0.01
Adjusted Operating Results Per Share	$0.97	$1.07	$1.98	$2.20

MANAGEMENT COMMENTS ON SECOND QUARTER RESULTS

Mr. Bauer added: “Low commodity prices continued to serve as a headwind during the quarter, weighing on our results and requiring the Company to write down the value of its oil and gas reserves in our Exploration and Production segment. Operationally, however, our results were in line with our expectations, driven by the strong performance of our Pipeline and Storage and Gathering businesses, both of which saw significant earnings growth. In these uncertain times, our diversified business model continues to function as designed, providing National Fuel with stability through a consistent, predictable base of cash flows and a strong balance sheet.”

FISCAL 2020 GUIDANCE AND BUSINESS UPDATE

National Fuel is revising its fiscal 2020 earnings guidance to reflect revised commodity price assumptions for the balance of the fiscal year, and the results of the fiscal second quarter. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $2.75 to $2.95 per share, or $2.85 per share at the midpoint of the range.

The Company is assuming that NYMEX natural gas prices will average $2.05 per MMBtu for the remainder of fiscal 2020, unchanged from the previous guidance, while also lowering its Appalachian spot price forecast to $1.65 per MMBtu. Additionally, the Company is now assuming that WTI oil prices will average $22.50 per barrel (Bbl) for the remainder of fiscal 2020, a decrease of $32.50 per Bbl from the $55.00 assumed in the previous guidance. These price assumptions are intended to reflect the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials.

The Exploration and Production segment is lowering its fiscal 2020 net production guidance to a range of 230 to 240 Bcfe, which reflects the impacts of curtailments during the second quarter and estimated curtailments for the month of April. During the second quarter, Seneca executed approximately 12.6 Bcf of new NYMEX swap contracts and fixed price physical firm sales for fiscal 2020. The Company currently has financial hedges and fixed price physical firm sales contracts in place on approximately 72% of Seneca’s remaining expected fiscal 2020 natural gas production that, on average, lock-in a price realization after the cost of transportation of $2.16 per Mcf.

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In addition, the Company is lowering its consolidated capital expenditure guidance to a range of $680 to $740 million, a $30 million decrease from the midpoint of the Company’s prior guidance range. The Company’s other guidance assumptions remain largely unchanged from the previous guidance.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2020 are outlined in the table on page 8.

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2020 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the six months ended March 31, 2020 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion. As of the quarter ended September 30, 2019, the Company is no longer reporting the Energy Marketing operations as a reportable segment. The Energy Marketing operations have been included in the All Other category in the disclosures and tables that follow below. Prior year segment information has been restated to reflect this change in presentation.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	March 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$(175,275)	$21,873	$(197,148)
Impairment of oil and gas properties, net of tax	129,258	—	129,258
Deferred tax valuation allowance	60,463	—	60,463
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—	5,326	(5,326)
Adjusted Operating Results	$14,446	$27,199	$(12,753)

Adjusted EBITDA	$79,846	$83,580	$(3,734)

Seneca’s second quarter GAAP earnings decreased $197.1 million versus the prior year, which includes the impact of a non-cash, pre-tax impairment of Seneca’s oil and natural gas reserves, and the recognition of a valuation allowance that reduced the deferred tax asset related to certain state-level net operating loss and credit carryforwards that may not be realized.

During the second quarter, Seneca recorded a non-cash, pre-tax impairment charge of $177.8 million ($129.3 million after-tax) to write-down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. It is anticipated that the current low commodity price environment will lead to impairments during the remainder of fiscal 2020 and likely in the first quarter of fiscal 2021 as well.

During the quarter ended March 31, 2020, the Company recorded a full valuation allowance in the amount of $60.5 million against certain state deferred tax assets based on its conclusion, considering all available evidence (both positive and negative),

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that it was more likely than not that these deferred tax assets would not be realized. A significant item of objective negative evidence considered was a projected three-year cumulative pre-tax loss primarily due to the non-cash impairments of Seneca’s oil and gas reserves noted above. Changes in judgment regarding future realization of these deferred tax assets may result in a reversal of all or a portion of the valuation allowance.

Excluding these items noted above, as well as the net impact of non-cash mark-to-market adjustments recorded in the prior year relating to hedge ineffectiveness (see table above), Seneca’s second quarter earnings decreased $12.8 million as the positive impact of higher production was more than offset by the negative impacts of lower realized natural gas and crude oil prices, higher operating expenses, higher interest expense, and a higher effective tax rate.

Seneca produced 59.8 Bcfe during the second quarter, an increase of 11.0 Bcfe, or 23%, from the prior year. Natural gas production increased 10.7 Bcf, or 24%, due primarily to production from new Marcellus and Utica wells completed and connected to sales in Appalachia. Net production increased 5.4 Bcf to 26.6 Bcf in Seneca’s Western Development Area and 5.4 Bcf to 29.0 Bcf in the Eastern Development Area. Seneca curtailed an estimated 2.7 Bcf of net natural gas production during the second quarter due to lower spot pricing at local sales points in Pennsylvania. Oil production for the second quarter increased 42,000 Bbls from the prior year as new production continues to come on-line from Seneca’s development of the Pioneer and 17N assets in the Midway Sunset area of California, as well as the Coalinga assets.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.12 per Mcf, a decrease of $0.46 per Mcf from the prior year. This decline was largely due to lower NYMEX prices and lower spot pricing at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $58.23 per Bbl, a decrease of $2.78 per Bbl compared to the prior year. The decline in oil price realizations was due primarily to lower market prices for crude oil during the quarter and reduced price differentials at local sales points in California.

The increase in Seneca’s operating expenses was largely due to higher production during the quarter. Lease operating and transportation (“LOE”) expense, which increased $5.8 million, includes the fees paid to the Company’s Gathering segment for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. In addition to higher production, the $9.2 million increase in depreciation, depletion and amortization (“DD&A”) expense was also due to a higher DD&A rate. Seneca’s general and administrative (“G&A”) costs were relatively flat despite the increased production. On a unit of production basis, G&A expenses during the quarter decreased $0.06 per Mcfe to $0.29 per Mcfe.

The increase in Seneca’s effective tax rate, excluding the impact of the valuation allowance recorded at March 31, 2020 discussed above, was largely driven by the prior year impact of the Enhanced Oil Recovery tax credit, which was not available in the current year.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$22,087	$17,749	$4,338

Adjusted EBITDA	$49,102	$41,281	$7,821

The Pipeline and Storage segment’s second quarter GAAP earnings increased $4.3 million versus the prior year primarily driven by higher operating revenues and lower operation and maintenance (“O&M”) expenses, partially offset by higher DD&A expense. The increase in operating revenues of $6.9 million, or 10%, was largely due to an increase in Supply Corporation's transportation and storage rates effective February 1, 2020, in accordance with Supply Corporation's rate case settlement in principle coupled with new demand charges for transportation service from Supply Corporation's Line N to Monaca expansion

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project, which was placed in service on November 1, 2019. O&M expense decreased $0.9 million primarily due to lower compressor and facility maintenance costs, partially offset by an increase in pipeline integrity costs. The increase in DD&A expense of $2.1 million was primarily attributable to an increase in Supply Corporation's depreciation rates associated with its rate case settlement in principle.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which currently deliver Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$19,898	$12,690	$7,208
Deferred tax valuation allowance	(3,769)	—	(3,769)
Adjusted Operating Results	$16,129	$12,690	$3,439

Adjusted EBITDA	$29,541	$24,598	$4,943

The Gathering segment’s second quarter GAAP earnings increased $7.2 million versus the prior year. Earnings were positively impacted by $3.8 million as a result of the Gathering segment's recognition of an income tax benefit that was recorded as an offset to the valuation allowance described above in the Exploration and Production segment. This offset is a result of the Gathering and Exploration and Production segments’ subsidiaries filing a combined state tax return. Taxable income generated in the Gathering segment is used to offset taxable losses in the Exploration and Production segment, which provided the opportunity to reduce the valuation allowance recorded in the Exploration and Production segment. Excluding this item, the Gathering segment’s earnings increased $3.4 million. The increase was primarily driven by higher operating revenues, which were partially offset by higher O&M expense and a modest increase in DD&A expense. Operating revenues increased $5.9 million, or 20%, primarily due to an 11.0 Bcf increase in gathered volumes from Seneca’s Appalachian natural gas production. The $1.0 million increase in O&M expense was due to an increase in compressor station operating and preventative maintenance activity during the current quarter. The $0.6 million increase in DD&A expense was due primarily to a higher average total value of plant assets in service versus the prior year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2020	2019	Variance
GAAP Earnings	$31,499	$35,589	$(4,090)

Adjusted EBITDA	$73,192	$78,688	$(5,496)

The Utility segment’s second quarter GAAP earnings decreased $4.1 million over the prior year primarily driven by a decline in customer margin (operating revenues less purchased gas sold) and higher O&M expense. The $1.5 million decrease in customer margin was due primarily to warmer weather in Distribution's Pennsylvania service territory, partially offset by higher revenues earned through the Company’s system modernization tracking mechanism and the positive impact of adjustments related to regulatory rate and cost recovery mechanisms subject to annual reconciliation. Weather in Distribution's Pennsylvania service territory was 17.5% warmer on average than last year, resulting in a decrease in residential and transportation customer throughput and revenues. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause. The $3.3 million increase in O&M expense was primarily attributable to higher personnel costs as well as a higher accrual for bad debt expense given the economic backdrop in the Company's service territory.

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Corporate and All Other

The Company’s operations that are included in Corporate and All Other, which now include the Company’s energy marketing business, generated a combined loss of $4.3 million in the current year second quarter, which was a $7.0 million decrease from the combined earnings of $2.7 million generated in the prior-year second quarter. The decrease in earnings was driven primarily by higher unrealized losses on investment securities in the current quarter compared to unrealized gains on investment securities in the prior year second quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 1, 2020, at 8:30 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “9349819”. For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “9349819”. Both the webcast and a telephonic replay will be available until the close of business on Friday, May 8, 2020.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the length and severity of the recent COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to COVID-19, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and

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regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2020. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to incur additional ceiling test impairment charges in the remaining quarters of fiscal 2020 and likely in the first quarter of fiscal 2021 as well, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the expected ceiling test impairment charges and other potential items impacting comparability are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes these items.

	Updated FY 2020 Guidance	Previous FY 2020 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$2.75 to $2.95	$2.95 to $3.15
Consolidated Effective Tax Rate	~ 26%	~ 25%

Capital Expenditures (Millions)
Exploration and Production	$375 - $395	$375 - $410
Pipeline and Storage	$175 - $195	$180 - $215
Gathering	$50 - $60	$50 - $60
Utility	$80 - $90	$90 - $100
Consolidated Capital Expenditures	$680 - $740	$695 - $785

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.05 /MMBtu	$2.05 /MMBtu
Appalachian basin spot price	$1.65 /MMBtu	$1.70 /MMBtu
NYMEX (WTI) crude oil price	$22.50 /Bbl	$55.00 /Bbl
California oil price premium (% of WTI)	90%	104%

Production (Bcfe)
East Division - Appalachia	214 to 224	219 to 229
West Division - California	~ 16	~ 16
Total Production	230 to 240	235 to 245

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.89	$0.85 - $0.89
G&A	$0.27 - $0.30	$0.27 - $0.30
DD&A	$0.70 - $0.74	$0.73 - $0.77

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$135 - $140	$135 - $145
Pipeline and Storage Segment Revenues	~ $305	$290 - $295

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2019 GAAP earnings	$21,873	$17,749	$12,690	$35,589	$2,694	$90,595

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	6,742					6,742
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(1,416)					(1,416)
Unrealized (gain) loss on other investments					(3,831)	(3,831)
Tax impact of unrealized (gain) loss on other investments					805	805
Second quarter 2019 adjusted operating results	27,199	17,749	12,690	35,589	(332)	92,895

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	21,887					21,887
Higher (lower) crude oil production	2,030					2,030
Higher (lower) realized natural gas prices, after hedging	(20,168)					(20,168)
Higher (lower) realized crude oil prices, after hedging	(1,332)					(1,332)

Midstream Revenues
Higher (lower) operating revenues		5,456	4,660			10,116

Downstream Margins***
Impact of usage and weather				(3,814)		(3,814)
System modernization tracker revenues				1,689		1,689
Regulatory revenue adjustments				615		615
Higher (lower) energy marketing margins					604	604

Operating Expenses
Lower (higher) lease operating and transportation expenses	(4,573)					(4,573)
Lower (higher) operating expenses	(395)	705	(751)	(2,880)	415	(2,906)
Lower (higher) depreciation / depletion	(7,306)	(1,630)	(479)			(9,415)

Other Income (Expense)
(Higher) lower other deductions	(365)	(483)				(848)
(Higher) lower interest expense	(486)				(608)	(1,094)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,646)	(2)	2	343	24	(1,279)

All other / rounding	(399)	292	7	(43)	(27)	(170)
Second quarter 2020 adjusted operating results	14,446	22,087	16,129	31,499	76	84,237

Items impacting comparability:
Impairment of oil and gas properties	(177,761)					(177,761)
Tax impact of impairment of oil and gas properties	48,503					48,503
Deferred tax valuation allowance	(60,463)		3,769		(76)	(56,770)
Unrealized gain (loss) on other investments					(5,414)	(5,414)
Tax impact of unrealized gain (loss) on other investments					1,137	1,137
Second quarter 2020 GAAP earnings	$(175,275)	$22,087	$19,898	$31,499	$(4,277)	$(106,068)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2019 GAAP earnings per share	$0.25	$0.20	$0.15	$0.41	$0.03	$1.04
Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	0.06					0.06
Unrealized (gain) loss on other investments, net of tax					(0.03)	(0.03)
Second quarter 2019 adjusted operating results per share	0.31	0.20	0.15	0.41	—	1.07

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.25					0.25
Higher (lower) crude oil production	0.02					0.02
Higher (lower) realized natural gas prices, after hedging	(0.23)					(0.23)
Higher (lower) realized crude oil prices, after hedging	(0.02)					(0.02)

Midstream Revenues
Higher (lower) operating revenues		0.06	0.05			0.11

Downstream Margins***
Impact of usage and weather				(0.04)		(0.04)
System modernization tracker revenues				0.02		0.02
Regulatory revenue adjustments				0.01		0.01
Higher (lower) energy marketing margins					0.01	0.01

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.05)					(0.05)
Lower (higher) operating expenses	—	0.01	(0.01)	(0.03)	—	(0.03)
Lower (higher) depreciation / depletion	(0.08)	(0.02)	(0.01)			(0.11)

Other Income (Expense)
(Higher) lower other deductions	—	(0.01)				(0.01)
(Higher) lower interest expense	(0.01)				(0.01)	(0.02)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.02)	—	—	—	—	(0.02)

All other / rounding	—	0.01	0.01	(0.01)	—	0.01
Second quarter 2020 adjusted operating results per share	0.17	0.25	0.19	0.36	—	0.97

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(1.49)					(1.49)
Deferred tax valuation allowance	(0.70)		0.04		—	(0.66)
Unrealized gain (loss) on other investments, net of tax					(0.05)	(0.05)
Earnings per share impact of diluted shares	(0.01)	0.01				—
Second quarter 2020 GAAP earnings per share	$(2.03)	$0.26	$0.23	$0.36	$(0.05)	$(1.23)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Six months ended March 31, 2019 GAAP earnings	$60,087	$42,851	$26,872	$61,237	$2,209	$193,256

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(990)		(500)		(3,510)	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness	237					237
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	(50)					(50)
Unrealized (gain) loss on other investments					2,516	2,516
Tax impact of unrealized (gain) loss on other investments					(528)	(528)
Six months ended March 31, 2019 adjusted operating results	59,284	42,851	26,372	61,237	687	190,431

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	40,427					40,427
Higher (lower) crude oil production	3,487					3,487
Higher (lower) realized natural gas prices, after hedging	(32,792)					(32,792)
Higher (lower) realized crude oil prices, after hedging	(754)					(754)

Midstream Revenues
Higher (lower) operating revenues		1,625	8,688			10,313

Downstream Margins***
Impact of usage and weather				(3,678)		(3,678)
System modernization tracker revenues				2,033		2,033
Regulatory revenue adjustments				1,550		1,550
Higher (lower) energy marketing margins					891	891

Operating Expenses
Lower (higher) lease operating and transportation expenses	(11,082)					(11,082)
Lower (higher) operating expenses	(1,016)	1,260	(2,038)	(2,707)	674	(3,827)
Lower (higher) property, franchise and other taxes	1,187	(1,215)				(28)
Lower (higher) depreciation / depletion	(14,770)	(2,017)	(843)			(17,630)

Other Income (Expense)
(Higher) lower other deductions	(713)	(916)			1,004	(625)
(Higher) lower interest expense	(1,192)	412	272		(717)	(1,225)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,980)	(2,458)	(213)	(443)	(266)	(6,360)

All other / rounding	(664)	650	(165)	90	591	502
Six months ended March 31, 2020 adjusted operating results	38,422	40,192	32,073	58,082	2,864	171,633

Items impacting comparability:
Impairment of oil and gas properties	(177,761)					(177,761)
Tax impact of impairment of oil and gas properties	48,503					48,503
Deferred tax valuation allowance	(60,463)		3,769		(76)	(56,770)
Unrealized gain (loss) on other investments					(6,433)	(6,433)
Tax impact of unrealized gain (loss) on other investments					1,351	1,351
Six months ended March 31, 2020 GAAP earnings	$(151,299)	$40,192	$35,842	$58,082	$(2,294)	$(19,477)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2019 GAAP earnings per share	$0.69	$0.49	$0.31	$0.71	$0.03	$2.23
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.01)		(0.01)		(0.04)	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—					—
Unrealized (gain) loss on other investments, net of tax					0.02	0.02
Rounding					0.01	0.01
Six months ended March 31, 2019 adjusted operating results per share	0.68	0.49	0.30	0.71	0.02	2.20

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.47					0.47
Higher (lower) crude oil production	0.04					0.04
Higher (lower) realized natural gas prices, after hedging	(0.38)					(0.38)
Higher (lower) realized crude oil prices, after hedging	(0.01)					(0.01)

Midstream Revenues
Higher (lower) operating revenues		0.02	0.10			0.12

Downstream Margins***
Impact of usage and weather				(0.04)		(0.04)
System modernization tracker revenues				0.02		0.02
Regulatory revenue adjustments				0.02		0.02
Higher (lower) energy marketing margins					0.01	0.01

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.13)					(0.13)
Lower (higher) operating expenses	(0.01)	0.01	(0.02)	(0.03)	0.01	(0.04)
Lower (higher) property, franchise and other taxes	0.01	(0.01)				—
Lower (higher) depreciation / depletion	(0.17)	(0.02)	(0.01)			(0.20)

Other Income (Expense)
(Higher) lower other deductions	(0.01)	(0.01)			0.01	(0.01)
(Higher) lower interest expense	(0.01)	—	—		(0.01)	(0.02)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	(0.03)	—	(0.01)	—	(0.07)

All other / rounding	(0.01)	0.01	—	—	—	—
Six months ended March 31, 2020 adjusted operating results per share	0.44	0.46	0.37	0.67	0.04	1.98

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(1.49)					(1.49)
Deferred tax valuation allowance	(0.70)		0.04		—	(0.66)
Unrealized gain (loss) on other investments, net of tax					(0.06)	(0.06)
Earnings per share impact of diluted shares			0.01		(0.01)	—
Six months ended March 31, 2020 GAAP earnings per share	$(1.75)	$0.46	$0.42	$0.67	$(0.03)	$(0.23)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2020	2019	2020	2019
Operating Revenues:
Utility and Energy Marketing Revenues	$282,634	$357,654	$510,660	$629,747
Exploration and Production and Other Revenues	156,542	146,467	323,735	310,403
Pipeline and Storage and Gathering Revenues	51,919	48,423	100,888	102,641
	491,095	552,544	935,283	1,042,791
Operating Expenses:
Purchased Gas	118,270	195,037	210,542	333,697
Operation and Maintenance:
Utility and Energy Marketing	51,725	48,559	94,981	92,475
Exploration and Production and Other	39,959	40,141	76,652	72,936
Pipeline and Storage and Gathering	27,305	27,249	53,190	52,182
Property, Franchise and Other Taxes	22,743	22,535	45,887	46,540
Depreciation, Depletion and Amortization	77,912	65,664	152,830	129,918
Impairment of Oil and Gas Producing Properties	177,761	—	177,761	—
	515,675	399,185	811,843	727,748

Operating Income (Loss)	(24,580)	153,359	123,440	315,043

Other Income (Expense):
Other Income (Deductions)	(17,480)	(5,919)	(20,520)	(15,521)
Interest Expense on Long-Term Debt	(25,270)	(25,273)	(50,713)	(50,713)
Other Interest Expense	(1,892)	(1,787)	(3,443)	(2,860)

Income (Loss) Before Income Taxes	(69,222)	120,380	48,764	245,949

Income Tax Expense	36,846	29,785	68,241	52,693

Net Income (Loss) Available for Common Stock	$(106,068)	$90,595	$(19,477)	$193,256

Earnings (Loss) Per Common Share
Basic	$(1.23)	$1.05	$(0.23)	$2.24
Diluted	$(1.23)	$1.04	$(0.23)	$2.23

Weighted Average Common Shares:
Used in Basic Calculation	86,561,066	86,290,047	86,469,258	86,159,932
Used in Diluted Calculation	86,561,066	86,767,673	86,469,258	86,738,809

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2020	2019

ASSETS
Property, Plant and Equipment	$11,559,528	$11,204,838
Less - Accumulated Depreciation, Depletion and Amortization	6,003,658	5,695,328
Net Property, Plant and Equipment	5,555,870	5,509,510

Current Assets:
Cash and Temporary Cash Investments	111,655	20,428
Hedging Collateral Deposits	10,728	6,832
Receivables - Net	172,011	139,956
Unbilled Revenue	44,715	18,758
Gas Stored Underground	8,860	36,632
Materials and Supplies - at average cost	48,113	40,717
Unrecovered Purchased Gas Costs	—	2,246
Other Current Assets	100,188	97,054
Total Current Assets	496,270	362,623

Other Assets:
Recoverable Future Taxes	115,934	115,197
Unamortized Debt Expense	13,151	14,005
Other Regulatory Assets	161,800	167,320
Deferred Charges	56,855	33,843
Other Investments	137,044	144,917
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	71,381	60,517
Fair Value of Derivative Financial Instruments	94,797	48,669
Other	81	80
Total Other Assets	656,519	590,024
Total Assets	$6,708,659	$6,462,157

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 86,561,532 Shares and 86,315,287 Shares, Respectively	$86,562	$86,315
Paid in Capital	835,444	832,264
Earnings Reinvested in the Business	1,176,870	1,272,601
Accumulated Other Comprehensive Loss	(18,917)	(52,155)
Total Comprehensive Shareholders' Equity	2,079,959	2,139,025
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,134,964	2,133,718
Total Capitalization	4,214,923	4,272,743

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	230,000	55,200
Current Portion of Long-Term Debt	—	—
Accounts Payable	106,938	132,208
Amounts Payable to Customers	17,213	4,017
Dividends Payable	37,654	37,547
Interest Payable on Long-Term Debt	18,508	18,508
Customer Advances	615	13,044
Customer Security Deposits	14,999	16,210
Other Accruals and Current Liabilities	150,239	139,600
Fair Value of Derivative Financial Instruments	7,652	5,574
Total Current and Accrued Liabilities	583,818	421,908

Deferred Credits:
Deferred Income Taxes	777,299	653,382
Taxes Refundable to Customers	360,331	366,503
Cost of Removal Regulatory Liability	224,546	221,699
Other Regulatory Liabilities	157,371	142,367
Pension and Other Post-Retirement Liabilities	126,959	133,729
Asset Retirement Obligations	128,779	127,458
Other Deferred Credits	134,633	122,368
Total Deferred Credits	1,909,918	1,767,506
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,708,659	$6,462,157

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2020	2019

Operating Activities:
Net Income (Loss) Available for Common Stock	$(19,477)	$193,256
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	177,761	—
Depreciation, Depletion and Amortization	152,830	129,918
Deferred Income Taxes	104,883	90,468
Stock-Based Compensation	7,580	10,731
Other	9,800	7,997
Change in:
Receivables and Unbilled Revenue	(58,248)	(130,377)
Gas Stored Underground and Materials and Supplies	20,086	29,093
Unrecovered Purchased Gas Costs	2,246	(1,556)
Other Current Assets	(3,134)	10,438
Accounts Payable	(5,465)	10,226
Amounts Payable to Customers	13,196	12,069
Customer Advances	(12,429)	(13,176)
Customer Security Deposits	(1,211)	(7,184)
Other Accruals and Current Liabilities	9,076	48,028
Other Assets	(10,359)	(38,686)
Other Liabilities	3,857	(10,410)
Net Cash Provided by Operating Activities	$390,992	$340,835

Investing Activities:
Capital Expenditures	$(395,486)	$(386,579)
Other	4,167	(2,616)
Net Cash Used in Investing Activities	$(391,319)	$(389,195)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$174,800	$—
Dividends Paid on Common Stock	(75,197)	(73,197)
Net Repurchases of Common Stock	(4,153)	(8,864)
Net Cash Provided by (Used in) Financing Activities	$95,450	$(82,061)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	95,123	(130,421)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	27,260	233,047
Cash, Cash Equivalents, and Restricted Cash at March 31	$122,383	$102,626

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2020	2019	Variance	2020	2019	Variance
Total Operating Revenues	$155,560	$146,102	$9,458	$321,499	$308,978	$12,521

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,429	17,113	316	32,809	32,312	497
Lease Operating and Transportation Expense	51,730	45,941	5,789	102,531	88,503	14,028
All Other Operation and Maintenance Expense	3,084	2,900	184	6,041	5,252	789
Property, Franchise and Other Taxes	3,471	3,310	161	8,171	9,673	(1,502)
Depreciation, Depletion and Amortization	45,136	35,888	9,248	89,284	70,588	18,696
Impairment of Oil and Gas Producing Properties	177,761	—	177,761	177,761	—	177,761
	298,611	105,152	193,459	416,597	206,328	210,269

Operating Income (Loss)	(143,051)	40,950	(184,001)	(95,098)	102,650	(197,748)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(395)	(4)	(391)	(790)	(8)	(782)
Interest and Other Income	208	279	(71)	441	562	(121)
Interest Expense	(14,163)	(13,548)	(615)	(28,220)	(26,711)	(1,509)

Income (Loss) Before Income Taxes	(157,401)	27,677	(185,078)	(123,667)	76,493	(200,160)
Income Tax Expense	17,874	5,804	12,070	27,632	16,406	11,226
Net Income (Loss)	$(175,275)	$21,873	$(197,148)	$(151,299)	$60,087	$(211,386)

Net Income (Loss) Per Share (Diluted)	$(2.03)	$0.25	$(2.28)	$(1.75)	$0.69	$(2.44)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$51,919	$48,421	$3,498	$100,888	$102,639	$(1,751)
Intersegment Revenues	27,326	23,918	3,408	50,577	46,769	3,808
Total Operating Revenues	79,245	72,339	6,906	151,465	149,408	2,057

Operating Expenses:
Purchased Gas	(3)	510	(513)	(10)	813	(823)
Operation and Maintenance	22,014	22,907	(893)	42,945	44,540	(1,595)
Property, Franchise and Other Taxes	8,132	7,641	491	16,487	14,949	1,538
Depreciation, Depletion and Amortization	13,356	11,293	2,063	24,960	22,407	2,553
	43,499	42,351	1,148	84,382	82,709	1,673

Operating Income	35,746	29,988	5,758	67,083	66,699	384

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(174)	930	(1,104)	(349)	1,397	(1,746)
Interest and Other Income	1,535	1,043	492	3,088	2,502	586
Interest Expense	(7,152)	(7,500)	348	(14,264)	(14,786)	522

Income Before Income Taxes	29,955	24,461	5,494	55,558	55,812	(254)
Income Tax Expense	7,868	6,712	1,156	15,366	12,961	2,405
Net Income	$22,087	$17,749	$4,338	$40,192	$42,851	$(2,659)

Net Income Per Share (Diluted)	$0.26	$0.20	$0.06	$0.46	$0.49	$(0.03)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$—	$2	$(2)	$—	$2	$(2)
Intersegment Revenues	35,267	29,366	5,901	70,055	59,056	10,999
Total Operating Revenues	35,267	29,368	5,899	70,055	59,058	10,997

Operating Expenses:
Operation and Maintenance	5,702	4,752	950	11,044	8,464	2,580
Property, Franchise and Other Taxes	24	18	6	38	48	(10)
Depreciation, Depletion and Amortization	5,279	4,673	606	10,418	9,351	1,067
	11,005	9,443	1,562	21,500	17,863	3,637

Operating Income	24,262	19,925	4,337	48,555	41,195	7,360

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(71)	(1)	(70)	(143)	(83)	(60)
Interest and Other Income	89	190	(101)	157	315	(158)
Interest Expense	(2,160)	(2,345)	185	(4,379)	(4,723)	344

Income Before Income Taxes	22,120	17,769	4,351	44,190	36,704	7,486
Income Tax Expense	2,222	5,079	(2,857)	8,348	9,832	(1,484)
Net Income	$19,898	$12,690	$7,208	$35,842	$26,872	$8,970

Net Income Per Share (Diluted)	$0.23	$0.15	$0.08	$0.42	$0.31	$0.11

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$250,556	$298,636	$(48,080)	$445,465	$518,647	$(73,182)
Intersegment Revenues	3,937	4,394	(457)	5,853	7,040	(1,187)
Total Operating Revenues	254,493	303,030	(48,537)	451,318	525,687	(74,369)

Operating Expenses:
Purchased Gas	119,411	165,235	(45,824)	204,116	277,115	(72,999)
Operation and Maintenance	51,070	47,795	3,275	93,913	90,950	2,963
Property, Franchise and Other Taxes	10,820	11,312	(492)	20,634	21,365	(731)
Depreciation, Depletion and Amortization	13,751	13,365	386	27,382	26,656	726
	195,052	237,707	(42,655)	346,045	416,086	(70,041)

Operating Income	59,441	65,323	(5,882)	105,273	109,601	(4,328)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(12,388)	(12,686)	298	(19,151)	(19,614)	463
Interest and Other Income	294	1,068	(774)	1,245	1,780	(535)
Interest Expense	(5,516)	(6,263)	747	(11,190)	(12,157)	967

Income Before Income Taxes	41,831	47,442	(5,611)	76,177	79,610	(3,433)
Income Tax Expense	10,332	11,853	(1,521)	18,095	18,373	(278)
Net Income	$31,499	$35,589	$(4,090)	$58,082	$61,237	$(3,155)

Net Income Per Share (Diluted)	$0.36	$0.41	$(0.05)	$0.67	$0.71	$(0.04)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31
ALL OTHER	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$32,925	$59,328	$(26,403)	$67,161	$112,416	$(45,255)
Intersegment Revenues	79	43	36	256	375	(119)
Total Operating Revenues	33,004	59,371	(26,367)	67,417	112,791	(45,374)
Operating Expenses:
Purchased Gas	29,151	56,820	(27,669)	61,184	108,337	(47,153)
Operation and Maintenance	1,875	1,944	(69)	3,578	3,822	(244)
Property, Franchise and Other Taxes	176	134	42	320	270	50
Depreciation, Depletion and Amortization	206	254	(48)	408	536	(128)
	31,408	59,152	(27,744)	65,490	112,965	(47,475)

Operating Income (Loss)	1,596	219	1,377	1,927	(174)	2,101

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(69)	(11)	(58)	(138)	(133)	(5)
Interest and Other Income	193	360	(167)	471	666	(195)
Interest Expense	(24)	(8)	(16)	(42)	(13)	(29)

Income Before Income Taxes	1,696	560	1,136	2,218	346	1,872
Income Tax Expense (Benefit)	527	144	383	678	(153)	831
Net Income	$1,169	$416	$753	$1,540	$499	$1,041
Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.02	$0.01	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$135	$55	$80	$270	$109	$161
Intersegment Revenues	1,094	1,165	(71)	2,187	2,329	(142)
Total Operating Revenues	1,229	1,220	9	2,457	2,438	19
Operating Expenses:
Operation and Maintenance	3,499	3,955	(456)	6,142	6,751	(609)
Property, Franchise and Other Taxes	120	120	—	237	235	2
Depreciation, Depletion and Amortization	184	191	(7)	378	380	(2)
	3,803	4,266	(463)	6,757	7,366	(609)

Operating Loss	(2,574)	(3,046)	472	(4,300)	(4,928)	628

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(775)	(647)	(128)	(1,550)	(1,385)	(165)
Interest and Other Income	22,801	32,761	(9,960)	53,874	56,377	(2,503)
Interest Expense on Long-Term Debt	(25,270)	(25,273)	3	(50,713)	(50,713)	—
Other Interest Expense	(1,605)	(1,324)	(281)	(3,023)	(2,367)	(656)

Income (Loss) before Income Taxes	(7,423)	2,471	(9,894)	(5,712)	(3,016)	(2,696)
Income Tax Expense (Benefit)	(1,977)	193	(2,170)	(1,878)	(4,726)	2,848
Net Income (Loss)	$(5,446)	$2,278	$(7,724)	$(3,834)	$1,710	$(5,544)
Net Income (Loss) Per Share (Diluted)	$(0.06)	$0.02	$(0.08)	$(0.05)	$0.02	$(0.07)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2020	2019	Variance	2020	2019	Variance
Intersegment Revenues	$(67,703)	$(58,886)	$(8,817)	$(128,928)	$(115,569)	$(13,359)
Operating Expenses:
Purchased Gas	(30,289)	(27,528)	(2,761)	(54,748)	(52,568)	(2,180)
Operation and Maintenance	(37,414)	(31,358)	(6,056)	(74,180)	(63,001)	(11,179)
	(67,703)	(58,886)	(8,817)	(128,928)	(115,569)	(13,359)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest and Other Deductions	(28,728)	(29,201)	473	(57,675)	(57,897)	222
Interest Expense	28,728	29,201	(473)	57,675	57,897	(222)
Net Income (Loss)	$—	$—	$—	$—	$—	$—
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2020		2019		(Decrease)	2020		2019		(Decrease)

Capital Expenditures:
Exploration and Production	$102,424	(1)	$142,571	(3)	$(40,147)	$229,343	(1)(2)	$262,786	(3)(4)	$(33,443)
Pipeline and Storage	25,554	(1)	22,674	(3)	2,880	82,638	(1)(2)	52,638	(3)(4)	30,000
Gathering	15,072	(1)	12,680	(3)	2,392	24,910	(1)(2)	21,470	(3)(4)	3,440
Utility	19,457	(1)	19,735	(3)	(278)	36,622	(1)(2)	35,657	(3)(4)	965
Total Reportable Segments	162,507		197,660		(35,153)	373,513		372,551		962
All Other	1		22		(21)	22		41		(19)
Corporate	134		85		49	320		103		217
Total Capital Expenditures	$162,642		$197,767		$(35,125)	$373,855		$372,695		$1,160

(1)
Capital expenditures for the quarter and six months ended March 31, 2020, include accounts payable and accrued liabilities related to capital expenditures of $41.2 million, $9.7 million, $4.4 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2020, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the six months ended March 31, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2020.

(3)
Capital expenditures for the quarter and six months ended March 31, 2019, include accounts payable and accrued liabilities related to capital expenditures of $53.4 million, $10.7 million, $7.4 million, and $3.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2019, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the six months ended March 31, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2019.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2020	2019	Normal (1)	Last Year (1)

Buffalo, NY	3,326	2,738	3,372	(17.7)	(18.8)
Erie, PA	3,142	2,555	3,096	(18.7)	(17.5)

Six Months Ended March 31

Buffalo, NY	5,579	4,970	5,697	(10.9)	(12.8)
Erie, PA	5,186	4,461	5,126	(14.0)	(13.0)

(1)	Percents compare actual 2020 degree days to normal degree days and actual 2020 degree days to actual 2019 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	55,638	44,883	10,755	109,922	90,188	19,734
West Coast	479	487	(8)	966	989	(23)
Total Production	56,117	45,370	10,747	110,888	91,177	19,711

Average Prices (Per Mcf)
Appalachia	$1.77	$2.65	$(0.88)	$1.97	$2.79	$(0.82)
West Coast	4.34	6.06	(1.72)	4.67	6.40	(1.73)
Weighted Average	1.80	2.69	(0.89)	1.99	2.83	(0.84)
Weighted Average after Hedging	2.12	2.58	(0.46)	2.22	2.60	(0.38)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	2	2	—
West Coast	605	563	42	1,206	1,134	72
Total Production	606	564	42	1,208	1,136	72

Average Prices (Per Barrel)
Appalachia	$55.90	$47.54	$8.36	$55.48	$55.93	$(0.45)
West Coast	49.91	61.85	(11.94)	56.25	63.79	(7.54)
Weighted Average	49.92	61.82	(11.90)	56.25	63.78	(7.53)
Weighted Average after Hedging	58.23	61.01	(2.78)	60.57	61.36	(0.79)

Total Production (MMcfe)	59,753	48,754	10,999	118,136	97,993	20,143

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.29	$0.35	$(0.06)	$0.28	$0.33	$(0.05)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.87	$0.94	$(0.07)	$0.87	$0.90	$(0.03)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.76	$0.74	$0.02	$0.76	$0.72	$0.04

(1)
Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.56 and $0.56 per Mcfe for the three months ended March 31, 2020 and March 31, 2019, respectively. Amounts include transportation expense of $0.57 and $0.55 per Mcfe for the six months ended March 31, 2020 and March 31, 2019, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	690,000	BBL	$64.55 / BBL
NYMEX	162,000	BBL	$50.52 / BBL
Total	852,000	BBL	$61.88 / BBL

Gas Swaps
NYMEX	45,700,000	MMBTU	$2.67 / MMBTU
DAWN	3,600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	29,608,125	MMBTU	$2.18 / MMBTU
Total	78,908,125	MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	696,000	BBL	$64.29 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	852,000	BBL	$61.86 / BBL

Gas Swaps
NYMEX	117,920,000	MMBTU	$2.61/ MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
No Cost Collars	25,850,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	46,810,846	MMBTU	$2.22 / MMBTU
Total	191,180,846	MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Gas Swaps
NYMEX	62,550,000	MMBTU	$2.52 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	40,588,964	MMBTU	$2.23 / MMBTU
Total	105,488,964	MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	17,500,000	MMBTU	$2.47 / MMBTU
Fixed Price Physical Sales	36,961,007	MMBTU	$2.26 / MMBTU
Total	54,461,007	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,150,000	MMBTU	$2.45 / MMBTU
Fixed Price Physical Sales	20,801,194	MMBTU	$2.25 / MMBTU
Total	21,951,194	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Firm Transportation - Affiliated	42,602	50,967	(8,365)	77,269	86,668	(9,399)
Firm Transportation - Non-Affiliated	153,197	148,653	4,544	327,178	304,855	22,323
Interruptible Transportation	531	750	(219)	1,244	1,665	(421)
	196,330	200,370	(4,040)	405,691	393,188	12,503

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Gathered Volume - Affiliated	65,134	54,157	10,977	129,526	108,845	20,681

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Retail Sales:
Residential Sales	26,155	30,906	(4,751)	45,631	50,686	(5,055)
Commercial Sales	4,033	4,712	(679)	6,846	7,558	(712)
Industrial Sales	183	284	(101)	400	488	(88)
	30,371	35,902	(5,531)	52,877	58,732	(5,855)
Transportation	25,157	28,928	(3,771)	45,712	51,198	(5,486)
	55,528	64,830	(9,302)	98,589	109,930	(11,341)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and six months ended March 31, 2020 and 2019:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$(106,068)	$90,595	$(19,477)	$193,256
Items impacting comparability
Impairment of oil and gas properties (E&P)	177,761	—	177,761	—
Tax impact of impairment of oil and gas properties	(48,503)	—	(48,503)	—
Deferred tax valuation allowance	56,770	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	6,742	—	237
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	(1,416)	—	(50)
Unrealized (gain) loss on other investments (Corporate/All Other)	5,414	(3,831)	6,433	2,516
Tax impact of unrealized (gain) loss on other investments	(1,137)	805	(1,351)	(528)
Adjusted Operating Results	$84,237	$92,895	$171,633	$190,431

Reported GAAP Earnings per share	$(1.23)	$1.04	$(0.23)	$2.23
Items impacting comparability
Impairment of oil and gas properties, net of tax (E&P)	1.49	—	1.49	—
Deferred tax valuation allowance	0.66	—	0.66	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	0.06	—	—
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.05	(0.03)	0.06	0.02
Rounding	—	—	—	0.01
Adjusted Operating Results per share	$0.97	$1.07	$1.98	$2.20

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2020 and 2019:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2020	2019	2020	2019
Reported GAAP Earnings	$(106,068)	$90,595	$(19,477)	$193,256
Depreciation, Depletion and Amortization	77,912	65,664	152,830	129,918
Other (Income) Deductions	17,480	5,919	20,520	15,521
Interest Expense	27,162	27,060	54,156	53,573
Income Taxes	36,846	29,785	68,241	52,693
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	6,742	—	237
Impairment of Oil and Gas Producing Properties	177,761	—	177,761	—
Adjusted EBITDA	$231,093	$225,765	$454,031	$445,198

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$49,102	$41,281	$92,043	$89,106
Gathering Adjusted EBITDA	29,541	24,598	58,973	50,546
Total Midstream Businesses Adjusted EBITDA	78,643	65,879	151,016	139,652
Exploration and Production Adjusted EBITDA	79,846	83,580	171,947	173,475
Utility Adjusted EBITDA	73,192	78,688	132,655	136,257
Corporate and All Other Adjusted EBITDA	(588)	(2,382)	(1,587)	(4,186)
Total Adjusted EBITDA	$231,093	$225,765	$454,031	$445,198

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2020	2019	2020	2019
Exploration and Production Segment
Reported GAAP Earnings	$(175,275)	$21,873	$(151,299)	$60,087
Depreciation, Depletion and Amortization	45,136	35,888	89,284	70,588
Other (Income) Deductions	187	(275)	349	(554)
Interest Expense	14,163	13,548	28,220	26,711
Income Taxes	17,874	5,804	27,632	16,406
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	6,742	—	237
Impairment of Oil and Gas Producing Properties	177,761	—	177,761	—
Adjusted EBITDA	$79,846	$83,580	$171,947	$173,475

Pipeline and Storage Segment
Reported GAAP Earnings	$22,087	$17,749	$40,192	$42,851
Depreciation, Depletion and Amortization	13,356	11,293	24,960	22,407
Other (Income) Deductions	(1,361)	(1,973)	(2,739)	(3,899)
Interest Expense	7,152	7,500	14,264	14,786
Income Taxes	7,868	6,712	15,366	12,961
Adjusted EBITDA	$49,102	$41,281	$92,043	$89,106

Gathering Segment
Reported GAAP Earnings	$19,898	$12,690	$35,842	$26,872
Depreciation, Depletion and Amortization	5,279	4,673	10,418	9,351
Other (Income) Deductions	(18)	(189)	(14)	(232)
Interest Expense	2,160	2,345	4,379	4,723
Income Taxes	2,222	5,079	8,348	9,832
Adjusted EBITDA	$29,541	$24,598	$58,973	$50,546

Utility Segment
Reported GAAP Earnings	$31,499	$35,589	$58,082	$61,237
Depreciation, Depletion and Amortization	13,751	13,365	27,382	26,656
Other (Income) Deductions	12,094	11,618	17,906	17,834
Interest Expense	5,516	6,263	11,190	12,157
Income Taxes	10,332	11,853	18,095	18,373
Adjusted EBITDA	$73,192	$78,688	$132,655	$136,257

Corporate and All Other
Reported GAAP Earnings	$(4,277)	$2,694	$(2,294)	$2,209
Depreciation, Depletion and Amortization	390	445	786	916
Other (Income) Deductions	6,578	(3,262)	5,018	2,372
Interest Expense	(1,829)	(2,596)	(3,897)	(4,804)
Income Taxes	(1,450)	337	(1,200)	(4,879)
Adjusted EBITDA	$(588)	$(2,382)	$(1,587)	$(4,186)